Item 26. Exhibit h i. a. 2.

FORM OF

FIRST AMENDMENT TO THE FINANCIAL SUPPORT AGREEMENT for

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

THIS FIRST AMENDMENT, effective as of May 24, 2019 (“First Amendment”), amends the Financial Support Agreement between Massachusetts Mutual Life Insurance Company, a Massachusetts life insurance company (“Insurer”) and Invesco Distributors, Inc., a Delaware corporation, (“Invesco”) (collectively, the “Parties”) dated October 1, 2016 (“Agreement”).

WHEREAS, the Parties wish to amend the Agreement pursuant to Section 6, which requires amendments to be mutually agreed upon by the Parties in writing; and

WHEREAS, the Parties wish to replace Schedule A; and

NOW THEREFORE, the Parties hereby agree to amend the terms of the Agreement, pursuant to Section 6, as follows:

1.	Section 3(e) of the Agreement is deleted in its entirety and replaced with the following:

3(e). Insurer is not required to register with the Securities Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934, as amended.

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

3.	Except as expressly provided in this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

4.	Terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

{Signature Page to Follow.}

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IN WITNESS WHEREOF, the parties below have caused this First Amendment to the Financial Support Agreement for the AIM Variable Insurance Funds (Invesco Variable Insurance Funds) to be executed by their duly authorized officers effective as of the day and year first written above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:

Print Name:

Title:

INVESCO DISTRIBUTORS, INC.

By:

Print Name:

Title:

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SCHEDULE A

FINANCIAL SUPPORT FEE

1)	Invesco agrees to pay to Insurer a quarterly fee (“Quarterly Fee”) equal to a percentage of the average daily net assets of the Portfolios attributable to the Contracts issued by Insurer at the following annual rates:

Annual Rate: 0.00% (0 basis points)	Invesco V.I. Equally Weighted S&P 500 Fund Invesco V.I. Government Money Market Fund Invesco V.I. S&P 500 Index Fund
Annual Rate: 0.10% (10 basis points)

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Comstock Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. Global Core Equity Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Government Securities Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. High Yield Fund

Invesco V.I. Health Care Fund

Invesco V.I. International Growth Fund

Invesco V.I. Managed Volatility Fund

Invesco V.I. Mid Cap Core Equity Fund

Invesco V.I. Mid Cap Growth Fund

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. Value Opportunities Fund

Annual Rate: 0.07% (7 basis points)

Invesco Oppenheimer V.I. Capital Appreciation Fund

Invesco Oppenheimer V.I. Conservative Balanced Fund

Invesco Oppenheimer V.I. Discovery Mid-Cap Growth Fund

Invesco Oppenheimer V.I. Global Fund

Invesco Oppenheimer V.I. Global Strategic Income Fund

Invesco Oppenheimer V.I. International Growth Fund

Invesco Oppenheimer V.I. Main Street Fund

Invesco Oppenheimer V.I. Main Street Small Cap Fund

Invesco Oppenheimer V.I. Total Return Bond Fund

2)	Invesco agrees to reimburse Insurers for reasonable and documented printing costs, in aggregate, for Fund Materials issued for C.M. Life Insurance Company, MML Bay State Insurance Company and Mass Mutual Life Insurance Company, according to the following reimbursement grid. Any costs exceeding reimbursement caps shown below will be borne by the Insurers. All reimbursements to Insurer for documented printed costs will terminate as of December 31, 2022.

May 25, 2019 – December 31, 2019	$116k reimbursement cap
January 1, 2020 – December 31, 2020	$150k reimbursement cap
January 1, 2021 – December 31, 2021	$150k reimbursement cap

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January 1, 2022- December 31, 2022	$150K reimbursement cap

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